UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2010

Beckman Coulter, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 S. Kraemer Blvd.

Brea, CA 92821

(Address of principal executive offices) (Zip Code)

(714) 993-5321

(Registrant’s telephone number, including area code)

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 12, 2010, Beckman Coulter, Inc. (the “Company”), Beckman Coulter Finance Company, LLC, Jupiter Securitization Company LLC (as successor entity to Park Avenue Receivables Company LLC), JPMorgan Chase Bank, N.A. and the financial institutions party thereto entered into that certain Omnibus Amendment (the “Omnibus Amendment”) primarily for the purposes of amending that certain Receivables Purchase Agreement, dated October 31, 2007 and entered into by and among the parties to the Omnibus Amendment (as previously amended, the “Receivables Purchase Agreement”), to, among other things, extend the term of the Receivables Purchase Agreement from November 12, 2010 to October 26, 2011 and to increase the amount of the dilution reserve that may be required from time to time under the Receivables Purchase Agreement. This summary of the Omnibus Amendment is qualified in its entirety by reference to the Omnibus Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In the ordinary course of their respective businesses, JPMorgan Chase Bank, N.A., certain of the financial institutions party to the Receivables Purchase Agreement or their affiliates have performed and may in the future perform certain commercial banking, investment banking and advisory services for the Company from time to time for which they have received and may receive in the future customary fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Omnibus Amendment, dated November 12, 2010, by and among Beckman Coulter, Inc., Beckman Coulter Finance Company, LLC, Jupiter Securitization Company LLC, JPMorgan Chase Bank, N.A. and the financial institutions party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2010

BECKMAN COULTER, INC.

By:	/s/ Arnold A. Pinkston

Name:	Arnold A. Pinkston

Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Omnibus Amendment, dated November 12, 2010, by and among Beckman Coulter, Inc., Beckman Coulter Finance Company, LLC, Jupiter Securitization Company LLC, JPMorgan Chase Bank, N.A. and the financial institutions party thereto.